UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

Baxano Surgical, Inc. (formerly TranS1 Inc.) (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on May 31, 2013 at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615. A total of 27,318,785 shares of the Company’s common stock were entitled to vote as of May 3, 2013, the record date for the Special Meeting, of which 19,650,705 were present in person or by proxy at the Special Meeting, constituting a quorum. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated May 9, 2013.

Proposal 1: To approve the issuance of shares of the Company’s common stock pursuant to the Agreement and Plan of Merger, dated March 3, 2013, by and among the Company, RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte solely as Securityholder Representatives, as amended by the First Amendment to Agreement and Plan of Merger, dated April 10, 2013, by and among the parties. The votes were cast as follows:

For	Against	Abstain	Broker Non- Votes
17,806,324	1,683,793	127,248	33,340

Proposal 1 was approved.

Proposal 2:  To approve the issuance of shares of the Company’s common stock pursuant to the Securities Purchase Agreement, dated March 3, 2013, by and among the Company and certain investors. The votes were cast as follows:

For	Against	Abstain	Broker Non- Votes
17,801,949	1,686,418	128,998	33,340

Proposal 2 was approved.

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to change its name from TranS1 Inc. to Baxano Surgical, Inc. The votes were cast as follows:

For	Against	Abstain
17,892,032	1,674,320	84,353

Proposal 3 was approved.

Proposal 4: To grant the proxy holders discretionary authority to vote to adjourn the Special Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Special Meeting to approve Proposal No. 1, Proposal No. 2, and/or Proposal No. 3. The votes were cast as follows:

For	Against	Abstain
17,500,561	1,697,545	452,599

Proposal 4 was approved.

Item 5.08         Shareholder Director Nominations.

To the extent required by Item 5.08 of Form 8-K, the information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01         Other Events.

In light of the timing of the Special Meeting, the Board of Directors of the Company (the “Board”) has approved August 20, 2013 as the date of the 2013 annual meeting of stockholders (the “2013 Annual Meeting”). The Board has also approved July 3, 2013 as the record date for determining stockholders of record entitled to vote at the 2013 Annual Meeting. Because the date of the 2013 Annual Meeting is more than 30 days after the anniversary date of the Company’s annual meeting of stockholders in 2012, in accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of changes to the deadlines for submitting stockholder proposals and candidates for nomination to the Board.

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received at the Company’s corporate offices on or before June 10, 2013. Any such proposal also must comply with Rule 14a-8 under the Exchange Act and any other applicable rules established by the SEC.

For a stockholder proposal or director nomination that is not intended to be included in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting under Rule 14a-8 under the Exchange Act, written notice must be received by the Company’s Corporate Secretary at the Company’s corporate office at Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, NC 27615, no later than the close of business on June 10, 2013. Any such proposal must also comply with the advance notice procedures and other requirements set forth in Article II of the Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: June 3, 2013	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer